FORM 8-A

               SECURITIES AND EXCHANGE COMMISSION


                    Washington, D.C.  20549

       For Registration of Certain Classes of Securities
            Pursuant to Section 12(b) or (g) of the
                Securities Exchange Act of 1934


               BELLSOUTH TELECOMMUNICATIONS, INC.
     (Exact name of registrant as specified in its charter)


Georgia                                 58-0436120
(State of Incorporation)                (I.R.S. Employer
                                        Identification Number)

     675 West Peachtree Street, N.E., Atlanta, Georgia  30375
     (Address of principal executive offices)       (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1), please check the following box  [x]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

                                   Name of each exchange
Title of each class                on which each class is
to be so registered                to be registered

$300,000,000 Principal Amount      New York Stock Exchange, Inc.
of Thirty Year 7% Debentures,
due October 1, 2025


Securities to be registered pursuant to Section 12(g) of the Act:

                              None
Item 1.  Description of Registrant's Securities to be Registered

$300,000,000 principal amount of Thirty Year 7% Debentures, due October 1, 2025, to be issued under an indenture and a supplemental indenture each dated October 1, 1995 between the Company and Compass Bank, Trustee (the "Debentures").
Reference is made to the form of such indenture, standard indenture provisions incorporated by reference therein, and the form of supplemental indenture, which are filed with the SEC as Exhibits 4, 4-a, and 4-b, respectively, to Registration Statement
No. 33-60351, and the prospectus supplement and underlying prospectus each dated October 3, 1995 under Registration Statement No. 33-60351, which are filed with the SEC pursuant to Rule 424 of the Securities Act of 1933, as amended, all of which are incorporated herein and made a part hereof.

Item 2.  Exhibits

The following is a list of exhibits provided herewith. A conformed copy of the executed indenture with standard indenture provisions incorporated by reference therein, a conformed copy of the executed supplemental indenture, and a prospectus supplement and the underlying prospectus have been provided to the New York
Stock Exchange, Inc. as supporting documentation to the subsequent listing application relating to the Debentures.


2 Form of Indenture to be used by the Company to Issue Debt in Series (Exhibit 4 to Registration Statement No. 33-60351).

2-a Form of Supplemental Indenture to be used by the Company to Issue Debt in Series (Exhibit 4-b to Registration Statement
     No. 33-60351).

2-b  BellSouth Telecommunications, Inc. Standard Indenture
     Provisions (1993-C Edition) (Exhibit 4-a to Registration
     Statement No. 33-60351).

2-c Prospectus Supplement dated October 3, 1995 to Prospectus dated October 3, 1995, relating to the Debentures (filed under
     Registration Statement No. 33-60351).


                           SIGNATURE


Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              BellSouth Telecommunications, Inc.



                              By:  /s/Jerry W. Robinson
                                   Jerry W. Robinson
                                   Treasurer


October 4, 1995